                                                               AUTOMATIC

                                              YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

                                                      EFFECTIVE December 15, 2003

                                                     PRUCO LIFE INSURANCE COMPANY

                                              (hereinafter referred to as "THE COMPANY")

                                                         213 Washington Street

                                                     Newark, New Jersey 07102-2992

                                                                  And

                                                       SCOTTISH RE (U.S.), INC.

                                             (hereinafter referred to as "THE REINSURER")

                                                   13840 Ballantyne Corporate Place

                                                    Charlotte, North Carolina 28277

                                                  Table of Contents

PREAMBLE .      4

b.       INCREASES

ATTACHMENTS:

SCHEDULE A - REINSURANCE COVERAGE

SCHEDULE B - AUTOMATIC  REINSURANCE PREMIUMS

SCHEDULE C - REPORTING INFORMATION - INFORMATION ON RISKS REINSURED

SCHEDULE D - MONTHLY BILLING AND ACCOUNTING SUMMARY

SCHEDULE E - CARRIER FACT SHEET

                                                           AUTOMATIC YEARLY RENEWABLE TERM
                                                         REINSURANCE AGREEMENT
                                                               PREAMBLE

Pruco Life Insurance Company ("THE COMPANY") issues policies known as M Premier VUL (MPVUL) as more fully described in the attached
Schedule A.  With respect to up to 50% of the risk, THE COMPANY is participating in a reinsurance program comprised of several reinsurance agreements.  These agreements include the following:
o        This Automatic Yearly Renewable Term Reinsurance Agreement (this "Agreement") between THE COMPANY and Scottish Re (U.S.)
         Inc.  ("THE REINSURER")

o        One or more other Automatic and Facultative Yearly Renewable Term Reinsurance Agreements ("Other YRT Agreements") between
         THE COMPANY and various reinsurers.
o        An Automatic and Facultative Modified Coinsurance Agreement ("Modco Agreement") between THE COMPANY and M Life Insurance
         Company.
In the context of the above reinsurance program, the reinsurance provided under this Agreement and the Other YRT Agreements is known as "THIRD-PARTY REINSURANCE," and THE REINSURER and other reinsurers are collectively known as "THIRD-PARTY REINSURERS."

The risk transferred under this Agreement and the Other YRT Agreements is a portion of the mortality risk under the policies reinsured under this reinsurance program, which portion is described in the respective agreements.  All significant risks on up to
50% of each policy other than the portion of the mortality risk covered under this Agreement and the Other YRT Agreements are transferred under the Modco Agreement.

With respect to the remaining 50% of the risk, THE COMPANY will retain a portion and may reinsure one or more portions with various reinsurers including THE REINSURER under other reinsurance Agreements.

     Such reinsurance would also be known as THIRD-PARTY REINSURANCE, and the various reinsurers, including THE REINSURER, would be known as THIRD-PARTY REINSURERS.

     All of the reinsurance agreements referred to above shall operate independently of one another, except where specifically indicated in the agreements.
=====================================================================================================================================

                                                           AUTOMATIC YEARLY RENEWABLE TERM
                                                         REINSURANCE AGREEMENT

1.       PARTIES TO THE AGREEMENT

         This Agreement is solely between THE REINSURER and THE COMPANY,  a life insurance  company  domiciled in Arizona.  There is no third party beneficiary to this Agreement.  Reinsurance  under this Agreement will not create any right or legal  relationship between THE REINSURER and any other person,  for example,  any insured,  policyowner,  agent,  beneficiary,  or assignee.  THE
         COMPANY  agrees that it will not make THE  REINSURER a party to any  litigation  between any such third party and THE COMPANY.
         THE COMPANY will not use or disclose THE REINSURER's name with regard to THE COMPANY's  agreements or transactions  with these third parties  unless THE REINSURER  gives prior written  approval for the use or disclosure of its name or unless THE COMPANY is compelled by law to do so.

         The terms of this  Agreement are binding upon the parties,  their  representatives,  successors,  and assigns.  The parties to this  Agreement are bound by ongoing and continuing  obligations  and  liabilities  until the later of (1) when this Agreement terminates and (2) when the underlying  policies are no longer in force.  This  Agreement  shall not be bifurcated,  partially assigned, or partially assumed.

2.       EFFECTIVE DATE OF THE AGREEMENT

         This Agreement will incept on the date hereof, to be effective as of 12:01 A.M., December 15, 2003 and will cover policies effective on and after that date.  In addition, THE REINSURER agrees to accept reinsurance coverage for policies backdated to save age up to six months prior to the effective date of this Agreement.  The reinsurance coverage for any backdated policies will be effective as of the policy effective date.

3.       SCOPE OF THE AGREEMENT

         The text of this Agreement and all Exhibits,  Schedules and Amendments are considered to be the entire  agreement  between the parties.  There are no other  understandings or agreements  between the parties regarding the policies reinsured other than as expressed in this  Agreement.  Notwithstanding  the above,  the parties to this Agreement  acknowledge  that this Agreement is intended to coordinate with  reinsurance  provided by M Life Insurance  Company.  The parties may make changes or additions to this  Agreement,  but they will not be considered to be in effect  unless they are made by means of a written  amendment  that has been signed and dated by both parties to this Agreement and by an officer of M Life Insurance Company.

4.       POLICIES AND RISKS REINSURED UNDER THE AGREEMENT

         THE REINSURER  agrees to indemnify by means of indemnity  reinsurance,  and THE COMPANY agrees to reinsure with THE REINSURER, according to the terms and conditions  hereof,  the portion of the policies on an automatic  basis as described and defined in
         Schedule A, which are placed in force while this  Agreement is in effect.  The intent of this  Agreement is to pass all of the mortality risk associated with such portion of the original  policies,  to THE REINSURER without  necessitating THE COMPANY to transfer the assets or their cash equivalents to THE REINSURER.

5.       DURATION OF THE AGREEMENT

         The duration of this  Agreement will be unlimited.  However,  either party may terminate the Agreement for new business at any time by giving the other a 90-day prior written  notice.  THE REINSURER  will  continue to accept new  reinsurance  during the
         90-day period.

         Existing  reinsurance  will not be affected by the  termination of this Agreement  with respect to new  reinsurance.  Existing reinsurance  will remain in force until the  termination  or expiry of the  underlying  policies on which the  reinsurance  is based and THE REINSURER  fulfills all of its  obligations  under this  Agreement,  provided that THE COMPANY  continues to pay reinsurance  premiums as described in Section 13.  However,  existing  reinsurance  may be terminated  in accordance  with the recapture provision described in Section 21.

6.       BASIS OF REINSURANCE

         Reinsurance under this Agreement will be on the Yearly Renewable Term basis on the portion of each policy that is reinsured as described in Schedule A.

7.       AUTOMATIC REINSURANCE TERMS

         THE REINSURER agrees to automatically  accept  contractual risks on the life insurance  policies shown in Schedule A, provided that the issuance of insurance by THE COMPANY  constitutes  the transaction of business in a jurisdiction in which THE COMPANY is properly licensed, subject to the following requirements:

a.       CONVENTIONAL  UNDERWRITING.  Automatic  reinsurance  applies  only  to  insurance  applications  underwritten  by THE  COMPANY according to THE COMPANY's conventional  underwriting and issue rules and practices,  as provided to THE REINSURER.  Upon request,  THE COMPANY shall provide THE REINSURER with a copy of its current  underwriting and issue rules and practices.
              THE  COMPANY's  conventional  underwriting  and issue  practices  will be  updated  from time to time or as  required  by regulation.

              From time to time,  it may be  appropriate  for THE COMPANY or THE REINSURER to request of the other party changes in the underwriting  rules and practices.  The party  requesting the change must provide a 120-day advance written notice to the other party before the effective date of such change.  Recognition of reinsurance  premium rates related to these changes must be  determined  within the 120-day  period.  If the  underwriting  change or rate change is  unacceptable  to either party,  this Agreement may be  unilaterally  terminated for acceptance of new business with a 90-day written  termination notice to the other party.

b.       RESIDENCE AND TRAVEL.  To be eligible for automatic  reinsurance,  each insured must either be a resident of the United States or Canada at the time of issue or be a  resident  of  another  country  that  meets THE  COMPANY's  special  underwriting requirements  pertaining to foreign  residence.  However,  automatic  reinsurance will not be available if the conditions stated in either Foreign Travel Exclusions or Foreign Residence Exclusions in Schedule A apply.

c.       OCCUPATION.  To be eligible  for  automatic  reinsurance,  the insured must not be employed in an  occupation  as shown in the
              Occupation Exclusion List in Schedule A.

d.       AUTOMATIC  ACCEPTANCE  LIMIT.  For any policy to be reinsured  under automatic  reinsurance,  the face amount shall not exceed the Automatic Acceptance Limit as shown in Schedule A.

e.       JUMBO LIMIT.  For any policy to be reinsured under automatic  reinsurance,  the total amount of insurance in force and applied for in all companies shall not exceed the Jumbo Limit as shown in Schedule A.

f.       MINIMUM CESSION.  The minimum amount of reinsurance per cession that THE REINSURER will accept is shown in Schedule A.

g.       FACULTATIVE QUOTES.  The risk shall not have been submitted on a facultative basis to THE REINSURER or any other reinsurer.

8.       PORTIONS REINSURED AND RETAINED UNDER AUTOMATIC REINSURANCE

a.       AUTOMATIC  PORTION  REINSURED.  For any policy  reinsured  under  automatic  reinsurance,  the portion  reinsured  is shown in
              Schedule A.

b.       AUTOMATIC  PORTION  RETAINED.  For any policies  reinsured  under  automatic  reinsurance,  THE COMPANY  will retain,  and not otherwise reinsure, an amount of insurance on each life as shown in Schedule A.

9.       AUTOMATIC REINSURANCE NOTICE PROCEDURE

         After the policy has been paid for and  delivered,  THE COMPANY will submit to THE  REINSURER all relevant  individual  policy information, as defined by Schedule C.

10.      COMMENCEMENT OF REINSURANCE COVERAGE

         Commencement of THE REINSURER's reinsurance coverage on any policy or pre-issue risk under this Agreement is described below:

a.       AUTOMATIC  REINSURANCE.  THE REINSURER's  reinsurance coverage for any policy that is ceded automatically under this Agreement will begin and end simultaneously with THE COMPANY's contractual liability for the policy reinsured.

              In  addition,  THE  REINSURER  will be liable for  benefits  paid under THE  COMPANY's  conditional  receipt or temporary insurance  agreement if all of the  conditions for automatic  reinsurance  coverage under Section 7 of this Agreement are met. THE REINSURER's  liability under THE COMPANY's  conditional  receipt or temporary  insurance agreement is limited to the lesser of (1) THE REINSURER's  reinsured portion of the face amount of the policy and (2) THE REINSURER's quota share percentage multiplied by $1,000,000.

b.       PRE-ISSUE  COVERAGE.  The pre-issue coverage for benefits paid under THE COMPANY's  conditional receipt or temporary insurance agreement  will be effective  once all initial  medical  exams and tests have been  completed.  The  pre-issue  liability applies  only  once on any  given  life at one time no  matter  how many  conditional  receipts  or  temporary  insurance agreements  are in effect.  After a policy has been issued,  no  reinsurance  benefits are payable  under this  pre-issue coverage provision.b.

11.      REINSURANCE PREMIUM RATES

         a.   RATES AND CALCULATION.  The reinsurance premiums per $1000 are shown in Schedule B.

              Reinsurance premiums for renewals will be calculated using (1) the issue age of the insured,  (2) the duration since issuance and (3) the current underwriting classification.  Reinsurance premiums for any face amount increases are calculated using (1) the age of the insured as of the effective date of the increase, (2) the duration since the effective date of the increase and (3) the current underwriting classification.

b.       RATES NOT GUARANTEED.  Although THE REINSURER  anticipates that the premium rates in Schedule B will apply  indefinitely,  THE
              REINSURER  reserves  the right to change the rates at any time.  THE  REINSURER  guarantees  only that the premium  rates applicable to business  received under this  Agreement  will not exceed the YRT net premiums at the applicable  statutory minimum  valuation select and ultimate  mortality table and statutory  maximum interest rate for the reinsured  business.
              If THE  REINSURER  changes the rates,  it will give THE COMPANY a 90-day prior written  notice of the change.  Any change applies only to reinsurance premiums due after the expiration of the notice period.

               If THE REINSURER  changes rates when THE COMPANY has not changed its charges to the customer,  THE COMPANY may recapture the  reinsurance  under  Section 21 of this  Agreement by giving THE  REINSURER  30-day  written  notice of its intent to recapture the reinsurance.  The effective date of recapture will be on the first policy  anniversary  following notice of the  reinsurance  rate increase.  THE REINSURER  will calculate a terminal  amount that will include a refund of unearned gross premiums and unpaid  claims.  ("Unpaid  claims" refers to all claims with a date of death prior to recapture).  THE
              REINSURER will not pay any amount representing  reserve held on the business.  If THE COMPANY does not provide the 30-day written  notice of its  desire to  recapture  following  the notice  received  from THE  REINSURER,  this  absence  shall constitute acceptance of the rate change effective with each policy next anniversary.

              If THE COMPANY  changes its charges to the  customer,  THE  REINSURER  has the right to change its rates.  However if THE
              REINSURER's change in rates is not proportionate to THE COMPANY's change,  then THE COMPANY may recapture the reinsurance under Section 21 of this Agreement.

12.             REVISION OF PREMIUM RATES AND SPECIAL TERMINATION PROVISION

a.       Periodically,  as mutually  agreed upon by the parties,  THE COMPANY and THE REINSURER  shall review the mortality  experience with respect to the business  reinsured  hereunder and shall  determine  whether the  reinsurance  premium rates charged  per  policy  shall be  modified.  Either  party may  request a review,  consent  to which  shall not be unreasonably withheld.

b.       During any such review  pursuant to Section 12a. THE COMPANY and THE REINSURER  agree to evaluate the mortality  experience by policy issue year,  with respect to the  application of reinsurance  premium rates.  The application of modified reinsurance premium rates shall remain on a point-in-scale  (durational)  basis.  Grouping of policy issue years shall be agreed upon by THE COMPANY and THE REINSURER for evaluation and rate application purposes.

c.       If THE COMPANY and THE REINSURER agree that the mortality  experience is less favorable than  anticipated,  an increase in the reinsurance  premium  rates  shall be  initiated.  If THE  COMPANY and THE  REINSURER  agree that the  mortality experience  is better  than  anticipated,  a decrease  in the  reinsurance  premium  rates  shall be  initiated.
                       Implementation of any rate change shall occur within 90 days of completion of the review.

d.       If,  however,  THE  COMPANY  and THE  REINSURER  are unable to agree on the results of the  mortality  experience  whereby THE
                       REINSURER  determines a need for no change or an increase in the reinsurance  premium rates and THE COMPANY does not agree, THE COMPANY may terminate  reinsurance for portion of each policy  reinsured with THE REINSURER,  and reinsure  the portion of such  policies  elsewhere.  Such  termination  may be  exercised  three (3) years after written  notification  of such a  disagreement,  provided the policies  affected  have been  reinsured  with THE
                       REINSURER  for a period of no less  than five (5) years in total.  Within  twelve  (12)  months  following  such disagreement,  either party may retract its position with respect to the modification of the reinsurance premium rates.

               e. This  agreement  includes  no  subsidation  by  duration,  and  therefore,  no terminal  charge  shall be paid by THE
                      COMPANY to THE REINSURER,  if THE COMPANY  elects to terminate  reinsurance  under this Agreement  based upon the foregoing Section 12d.

13.               PAYMENT OF REINSURANCE PREMIUMS

         a.     PREMIUM DUE. For each policy  reinsured under this  Agreement,  reinsurance  premiums are payable  annually in advance.
                These  premiums are due on the issue date and each  subsequent  policy  anniversary.  Within 30 days after the close of each  reporting  period,  THE COMPANY  will send to THE  REINSURER a  statement  of account for that period  along with payment of the full balance due. On any payment date,  monies payable  between THE REINSURER and THE COMPANY under this
                Agreement  may be netted to determine the payment due.  This offset will apply  regardless of the  insolvency of either party as described in Section 24, to the extent  permitted by law. If the  statement of account shows a balance due THE
                COMPANY,  THE  REINSURER  will remit that amount to THE COMPANY  within 30 days of receipt of the statement of account.
                All financial  transactions under this Agreement will be in United States dollars.  If the reinsurance  premium amounts cannot be determined on an exact basis by the dates  described  below,  such payments will be paid in accordance with a mutually  agreed upon formula which will  approximate  the actual  payments.  Adjustments  will then be made to reflect actual amounts when such information is available.

b.       DELAYED  PAYMENT.  If  reinsurance  premiums are 90 days past due, THE REINSURER  may charge  interest on the amount due at an interest rate not to exceed the London Interbank Offer Rate, U.S. Denomination-Fixed  Three-month,  (LIBOR), as of when the payment was due.

c.       FAILURE TO PAY PREMIUMS.  The Payment of reinsurance  premiums is a condition  precedent to the liability of THE REINSURER for reinsurance  covered  under  this  Agreement.  If  reinsurance  premiums  are 90 days past due,  the  premiums  will be considered  in default and THE REINSURER may  terminate  the  reinsurance  by providing a 30-day prior written  notice, provided  payment is not received  within that 30-day period.  THE REINSURER  will have no further  liability as of the termination  date for benefits  applicable to periods for which the premium is not paid. THE COMPANY will be liable for the prorated  reinsurance  premiums to the  termination  date.  THE COMPANY  agrees that it will not force  termination under the provisions of this paragraph solely to avoid the recapture  requirements or to transfer the block of business reinsured to another reinsurer.

                At the end of this 30-day period, THE REINSURER's  liability will automatically  terminate for all reinsurance on which balances  remain due and unpaid,  including  reinsurance on which  balances  became due and unpaid during and after the
                30-day notice period.

                Subject to Article 21, THE COMPANY may reinstate  reinsurance  terminated  for  non-payment of balances due at any time within 60 days following the date of  termination.  However,  THE REINSURER will have no liability for claims  incurred between the termination date and the reinstatement date.

         d.     PREMIUM  ADJUSTMENT.  If THE COMPANY  overpays a reinsurance  premium and THE REINSURER  accepts the  overpayment,  THE
                REINSURER's  acceptance will not constitute or create a reinsurance  liability or increase in any existing  reinsurance liability.  Instead,  THE REINSURER will be liable to THE COMPANY for a credit in the amount of the  overpayment.  If a reinsured  policy  terminates,  THE  REINSURER  will refund the excess  reinsurance  premium.  This refund will be on a prorated basis without  interest from the date of termination of the policy to the date to which a reinsurance  premium has been paid.

14.      PREMIUM TAX REIMBURSEMENT

         See Schedule B.

15.      DAC TAX AGREEMENT

         THE COMPANY and THE  REINSURER,  herein  collectively  called the "Parties",  or singularly the "Party",  hereby enter into an election under Treasury  Regulations  Section 1.848-2(g) (8) as promulgated under the Internal Revenue Code, as found in Title
         26 of the United  States  Code,  hereinafter  referred  to as the  Regulations  and the IRC.  Both  parties  agree to make the election  contemplated by this Section 15 by timely  attaching to their U.S. tax returns the schedule  contemplated by Section
         1.848-2(g)(8)(ii) of the Regulations.  Furthermore, the parties agree to the following:

a.       For each taxable year under this  Agreement,  the party with the net positive  consideration,  as defined in the  Regulations, will  capitalize  specified  policy  acquisition  expenses with respect to this  Agreement  without regard to the general deductions limitation of Section 848 (c) (1);

b.       THE COMPANY and THE REINSURER  agree to exchange  information  pertaining to the net  consideration  under this Agreement each year to insure consistency or as otherwise required by the U.S. Internal Revenue Service;

c.       THE COMPANY will submit to THE  REINSURER by May 1 of each year its  calculation  of the net  consideration  for the preceding calendar year.

d.       THE REINSURER may contest such  calculation by providing an  alternative  calculation to THE COMPANY in writing within 30 days of THE REINSURER's receipt of THE COMPANY's  calculation.  If THE REINSURER does not so notify THE COMPANY, THE REINSURER will report the net  consideration  as determined by THE COMPANY in THE REINSURER's tax return for the previous  calendar year;

e.       If THE REINSURER contests THE COMPANY's  calculation of the net consideration,  the parties will act in good faith to reach an agreement as to the correct amount within 30 days of the date THE REINSURER submits its alternative  calculation.  If THE
              COMPANY and THE REINSURER do not reach agreement on the net amount of consideration  within such 30-day period,  then the net amount of  consideration  for such year shall be determined by an independent  accounting firm acceptable to both THE
              COMPANY and THE REINSURER within 20 days after the expiration of such 30-day period.

f.       THE COMPANY and THE  REINSURER  agree that this  election  shall first be effective for the 2005 calendar tax year and will be effective for all subsequent taxable years for which this Agreement remains in effect.

         THE  REINSURER  and THE COMPANY  represent  and warrant that they are subject to U.S.  taxation  under either  Subchapter L of
         Chapter 1, or Subpart F of Subchapter N of Chapter 1 of the IRC of 1986, as amended.

16.      REPORTS

         The  reporting  period is shown in Schedule A. For each  reporting  period,  THE COMPANY will submit  reports to THE REINSURER with information that is substantially similar to the information displayed in Schedule C.

         In addition,  the reports will include a billing and accounting  summary and a policy exhibit  summary  similar to the reports shown in Schedule D.

         Within 15 business days after the end of each calendar year, THE COMPANY will submit a reserve  summary  similar to that shown in  Schedule  D. THE  COMPANY  will also submit  this  reserve  summary  within 10  business  days after the end of each other calendar quarter.

17.      RESERVES FOR REINSURANCE

         See Schedule A.

18.      CLAIMS

a.        NOTIFICATION  OF CLAIMS.  THE COMPANY will provide THE REINSURER  with  notification  of claims  reported.  In addition,  THE
              COMPANY will identify each claim incurred  within the first two policy years  (individually,  a  "Contestable  claim" and collectively  "Contestable  Claims").  For all  Contestable  Claims , THE COMPANY will provide THE REINSURER all relevant information including, but not limited to, claim proofs.

              After THE COMPANY has  received  all proper  claim  proofs and paid the claim,  THE COMPANY  will send THE  REINSURER  an itemized  statement of amounts due THE COMPANY along with all relevant  information with respect to the claim,  including the claim proofs not already  provided.  However,  claim proofs will not be required by THE REINSURER on  non-contestable claims if THE  REINSURER's  net amount at risk is less than or equal to  $100,000  and THE  COMPANY has paid the claim in full.  In such cases, THE COMPANY will provide THE REINSURER with the cause of death.

b.       AMOUNT AND PAYMENT OF  BENEFITS As soon as THE  REINSURER  receives  the proper  claim  notice and any  required  proof of the claim,  reinsurance  benefits are due and payable to THE COMPANY.  Payment of the benefits  will be made in a single sum, regardless  of THE  COMPANY's  settlement  options.  THE  COMPANY's  contractual  liability  for claims is binding on THE
              REINSURER.  The maximum benefit payable to THE COMPANY under each reinsured policy is the amount  specifically  reinsured with THE REINSURER.  In the event that THE REINSURER has not paid  reinsurance  benefits to THE COMPANY within sixty days of the due date,  THE  COMPANY  may  charge  interest  on the  amount  due at an  interest  rate not to exceed the London
              Interbank Offer Rate, U.S.  denomination-Fixed  Three-month,  (LIBOR),  as of when the payment was due. In the event that reinsurance benefits are sixty days past due, THE COMPANY may recapture the reinsurance as described in Section 21.

c.       LIVING NEEDS  BENEFITS.  Living Needs Benefit  claims will be  administered  in the same way as a death claim and Living Needs
              Benefit claims, both full and partial, will be specifically identified as such on the lists of claims paid.

d.       CLAIM  SETTLEMENTS.  THE REINSURER  agrees that THE COMPANY will use its standard claim practices and  guidelines,  as updated from time to time, in the  adjudication of all claims on policies  reinsured under this Agreement.  THE REINSURER has the right to inspect, at the COMPANY's offices, the COMPANY's written claims practices and guidelines.

              For Contestable  Claims greater than $100,000,  THE REINSURER will have the right to advise THE COMPANY as to whether the claim should be paid or denied.  In order for THE COMPANY to comply with the  requirements of the Securities and Exchange
              Commission,  THE REINSURER will have 2 business days to review the information  and offer its advice to THE COMPANY.  Any advice offered by THE REINSURER will not be binding on THE COMPANY.

              THE COMPANY will advise THE  REINSURER of any  intention to contest a claim  involving a policy  reinsured  hereunder and provide THE REINSURER with copies of all relevant  documents.  THE REINSURER may choose not to participate in the contest of a Contestable  Claim.  THE REINSURER will have 10 business days to communicate  its decision to THE COMPANY.  If there is a  disagreement  between THE COMPANY and THE  REINSURER  as to whether THE COMPANY  should pay or deny the claim,  THE
              COMPANY  will make a  reasonable  effort to secure  mutual  agreement  between  the  parties.  Any advice  offered by THE
              REINSURER  will not be binding on THE  COMPANY.  If THE  REINSURER  chooses not to  participate,  it will  discharge  its liability by immediately paying to THE COMPANY the full amount of THE REINSURER's  liability on the portion of the policy reinsured under this Agreement,  regardless of any subsequent outcome of such contest, and will be relieved of all future liability on the claim.

e.       CLAIM  EXPENSES.  THE  REINSURER  will pay its share of any interest paid by THE COMPANY on any claim  payment.  THE REINSURER will not reimburse THE COMPANY for the routine  expenses and  compensation  of officers and employees of the COMPANY.  If
              THE REINSURER has chosen to  participate  in a contest,  THE REINSURER  will pay its share of the unusual  expense of THE
              COMPANY of adjudicating  contestable claims, which expense was incurred by THE COMPANY,  including investigation expenses and compensation  expenses charged by THE COMPANY's Special  Investigation Unit. Such Special Investigation Unit expenses will not increase more than 5% per year of the current  hourly rate ($39 for 2005) of  contestable  claim  investigation.
              The term  "unusual  expense"  shall mean all expenses of THE COMPANY  associated  with the  contestable  claim other than normal and customary claim  administration  expenses that are commonly incurred with the normal and customary  settlement of  non-contestable  claims.  Also, THE REINSURER will not reimburse  expenses  incurred in connection  with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits.  Notwithstanding  the above, THE
              REINSURER  will not be liable for any portion of interest or unusual  expenses for any period of time after THE REINSURER has notified THE COMPANY of its decision not to participate in a contested, compromised or litigated claim.

f.       EXTRACONTRACTUAL  DAMAGES.  In no event will THE REINSURER  participate  in  extra-contractual  damages or penalties  that are awarded against THE COMPANY as a result of an act,  omission or course of conduct  committed by THE COMPANY in connection with the  reinsurance or a claim covered under this  Agreement.  The parties  recognize that  circumstances  may arise in which equity would require THE REINSURER,  to the extent permitted by law, to share  proportionately  in certain assessed damages.  Such  circumstances  are difficult to define in advance,  but would generally be those  situations in which THE
              REINSURER  was an active  party and agreed in writing  with the act or course of conduct of THE COMPANY  that  ultimately resulted in the assessment of damages.  If, however,  extra-contractual  damages are awarded solely or partly as a result of THE COMPANY  having  contested  the claim,  and THE  REINSURER had agreed to  participate  in that  contest,  then THE
              REINSURER  will  reimburse  THE COMPANY  for its share of the  portion of the damages  awarded as a result of THE COMPANY having  contested the claim.  The Reinsurer will not be responsible  for  reimbursing  THE COMPANY for the portion of the damages  awarded for any other reason.  When the damages  awarded are shared,  THE COMPANY and THE REINSURER  would share such damages assessed in equitable proportions.

19.      MISREPRESENTATION, SUICIDE, AND MISSTATEMENT

         If either a  misrepresentation  on an application or a death of an insured by suicide results in the return of policy premiums by THE COMPANY under the policy rather than payment of policy  benefits,  THE REINSURER will in lieu of any other  reinsurance benefit,  refund  all of the  reinsurance  premiums  paid for that  policy to THE  COMPANY.  If there is an  adjustment  for a misrepresentation or misstatement of age or sex, a corresponding adjustment to the reinsurance benefit will be made.

20.      POLICY CHANGES

a.       NOTICE.  If a reinsured  policy is changed as described  below, a  corresponding  change will be made in the  reinsurance  for that policy.  THE COMPANY will notify THE REINSURER of the change in THE COMPANY's next report as stated in Section 16.

b.       INCREASES.  If a request for an increase in the amount of insurance is made for a reinsured  policy and the insured  meets THE
              COMPANY's automatic  underwriting  requirements and THE COMPANY approves the increase under the policy, then the increase will be added to the policy as a new layer.  The increase layer will have a separate  policy record and its own effective date. The portion of the layer  reinsured  under this  Agreement is equal to the amount shown in Schedule A.  Reinsurance on increases  will not exceed the  Automatic  Acceptance  Limit and Jumbo Limits in Schedule A.  Increase  layers with an effective date after the termination of this Agreement for new business will not be reinsured under this Agreement.

              If a request for an increase is made for a reinsured  policy and the insured meets THE COMPANY's  automatic  underwriting requirements  and a new policy is issued on one of the plans shown in Schedule A for the higher amount,  then reinsurance under the old policy  will cease as of the  effective  date of the  change,  and  reinsurance  under the new policy  will commence as of the effective date of the new policy.

              If a request for an increase in a reinsured  policy is granted  without the insured  meeting THE COMPANY's  requirements, then reinsurance on the increase will not be allowed.

              If a request  for an increase  does not meet all of the terms of  automatic  reinsurance,  then THE COMPANY may apply for facultative reinsurance with other reinsurers for the increase layer.

c.       REDUCTION OR  TERMINATION.  If the amount of  insurance  on a reinsured  policy is reduced,  the  reinsurance  will be reduced proportionately as of the effective date of the reduction.

              If a reinsured policy is terminated, the reinsurance will cease on the date of such termination.

d.       PLAN  CHANGES.  If a reinsured  policy is changed to another  plan of insurance  that is not  currently  reinsured  under this
              Agreement as defined in Schedule A, then the  reinsurance,  with respect to the reinsured  policy,  under this  Agreement will cease as of the effective date of the change.

              If a policy that is not reinsured  under this  Agreement is changed to a plan that is reinsured  under this  Agreement as defined  in  Schedule A and the  insured  has met THE  COMPANY's  underwriting  requirements  for the plan  change,  then reinsurance will commence as of the effective date of the new plan.

e.       DEATH  BENEFIT  OPTION  CHANGES.  If the death  benefit  option  under a reinsured  policy is changed  then the face amount of insurance is either  increased or decreased,  so that the net amount at risk reinsured  under this Agreement  immediately after the change will be the same as immediately before the change.

f.       REDUCED PAID-UP  INSURANCE.  If any policy  reinsured under this Agreement is changed to Reduced  Paid-Up  Insurance,  the net amount at risk  reinsured  will be adjusted as  appropriate  and  reinsurance  will be continued in  accordance  with the provisions of the  underlying  policy.  Reinsurance  payments for the adjusted  policy will be  calculated  using (1) the issue age of the  original  policy,  (2) the  duration  since  issuance of the original  policy,  and (3) the  underlying classification immediately prior to the change to Reduced Paid-Up Insurance.f.

21.                RECAPTURE

         At any time during the term of the  Agreement,  THE COMPANY may elect to recapture in full the coverage  reinsured  under this
         Agreement following the occurrence of any of the following events:

         1)  Non-payment  of  reinsurance  claims that are not in dispute and that are sixty days past due from THE REINSURER  provided that THE COMPANY  provides THE  REINSURER  with 30 days prior written  notice and that payment is not received  within that 30 day period.

2)       Material  breach by THE  REINSURER of any term or  condition of this  Agreement if such breach is not cured within a period of at least sixty calendar days following the delivery of notice of such breach from THE COMPANY to THE REINSURER.

         3)     THE REINSURER is deemed insolvent as described in Section 24.

4)       The occurrence of a "Risk Trigger Event" as defined in Schedule A of this Agreement.

5)       A change in ultimate  ownership or control of THE  REINSURER  that results in the new owner having  qualified  ratings from at least two major rating agencies that are lower than those of THE REINSURER.

6)       A change in premium rates on existing business that is unacceptable to THE COMPANY.

              7) Any  written  representation  or  warranty  made by THE  REINSURER  under  this  Agreement  proves to be untrue in any material respect.

         In addition,  at any time after the twentieth  policy  anniversary,  THE COMPANY may elect to recapture all or an  appropriate portion of the coverage  reinsured under this Agreement to reflect  increases in the maximum  retention limits for THE COMPANY and all of its affiliates,  collectively,  subsequent to the date of policy issue.  These maximum  retention  limits as of the effective date of this  Agreement are equal to the amounts shown in the Risk  Retention  Limits table shown in Schedule A. The portion of the coverage that may be  recaptured  must be directly  related to the increase in the limits.  To  illustrate,  if the maximum  retention  limits are  increased by 100%,  then the portion that may be  recaptured  from all  reinsurers  of the policies  reinsured  under this Agreement  would be equal to 100% of the portion of each reinsured  policy that is retained by
         THE COMPANY.  Furthermore,  the portion that may be  recaptured  from THE REINSURER  would be  determined  as THE  REINSURER's prorata share of the total portion reinsured with all reinsurers.

         In the event that THE COMPANY  elects to recapture the coverage  reinsured  under this  Agreement  following the occurrence of the  insolvency  of THE  REINSURER,  then THE COMPANY will also elect to  recapture  the  coverage  reinsured  under all other related  reinsurance  Agreements  between THE COMPANY and THE  REINSURER.  If THE COMPANY  elects to  recapture  the  coverage reinsured  under this  Agreement as a result of a Risk Trigger  Event,  it must do so for all  coverages  reinsured  under all agreements  between THE COMPANY and THE REINSURER for which a Risk Trigger  Event,  as defined in the  respective  reinsurance
         Agreements, occurred.

         If THE COMPANY  elects to recapture the risks ceded to THE REINSURER  under this  Agreement as stated above,  it will do so by giving written  notice to THE REINSURER.  Upon the delivery of such notice,  all of the risks  previously  ceded under each of the policies  subject to this Agreement shall be recaptured,  effective as of the date specified in THE COMPANY's  notice.  If
         THE COMPANY does not specify in the written notice the date that such recapture is to be effective,  then the recapture  shall be effective immediately upon THE REINSURER's receipt of the notice.

         If a policy is recaptured,  THE REINSURER will pay THE COMPANY the unearned  reinsurance  premium within 30 days following the date of recapture.  THE REINSURER shall not be liable,  under this Agreement,  for any claims incurred on or after the date of recapture,  but shall remain  liable for all claims  incurred  prior to the date of  recapture.  After the  effective  date of recapture,  THE  REINSURER  will not be liable for any  reinsured  policies  or portion of policies  that were  intended to be recaptured  but were  erroneously  excluded from the recapture due to error and omission.  In addition,  any final  settlement between the parties will include a payment for the Reserve of THE  REINSURER on the policies  being  recaptured  in accordance with the following definitions and formulas:

a)       The Reserve for the purpose of this section shall be THE  REINSURER's  reserve for the future benefit  obligations  and future expenses of the policies  being  recaptured,  calculated on a gross premium basis as of the date of recapture,  excluding margins for adverse deviations, and using assumptions for mortality,  expenses, lapses and interest, which were in effect as of the effective date of this Agreement.

                  The formula for the Reserve will be as follows:

                  Reserve (t) equals PVFB (t) plus PVFE (t) minus ((1 minus PVFP (0) divided by PVFGP (0)) times PVFGP (t)), where

                  PVFB (t) equals Present Value of Future Benefits at time, t

                  PVFE (t) equals Present Value of Future Expenses at time, t

                  PVFGP (t) equals Present Value of Future Gross Reinsurance Premiums at time, t

                  PVFP (0) equals Present Value of Future Profits at time, 0, which equals PVFGP (0) minus PVFB (0) minus PVFE (0),

                  t equals the number of whole years that each policy was in force as of the time of recapture

         In the event that the  Reserve as  calculated  according  to the  formula in  subsection  a. above is greater  than zero,  the payment for the Reserve will be made by THE  REINSURER to THE  COMPANY.  In the event that the Reserve is less than zero,  the payment for the Reserve will be made by THE COMPANY to THE REINSURER.

22.      REINSTATEMENTS

         a.     AUTOMATIC  REINSTATEMENT.  If THE COMPANY  reinstates a policy that was originally  ceded to THE REINSURER as automatic reinsurance  using conventional underwriting practices, THE REINSURER's reinsurance for the policy shall be reinstated.

b.       PREMIUM  ADJUSTMENT.  Reinsurance  premiums for the interval  during which the policy was lapsed will be paid to THE REINSURER by THE COMPANY.

23.      ERRORS AND OMISSIONS

         If either THE  REINSURER  or THE  COMPANY  fails to comply  with any of the terms of this  Agreement  and it is shown that the failure was  unintentional or the result of a  misunderstanding  or an  administrative  oversight on the part of either party, this  Agreement  will remain in effect.  If the failure to comply  changes the  operation  or effect of this  Agreement,  both parties will be put back to the positions they would have occupied if the failure to comply had not occurred.

         THE REINSURER will not,  however,  be responsible for THE COMPANY's  errors in administering  the reinsurance,  if such errors arise from gross  negligent or deliberate,  wrongful acts in  administration  by THE COMPANY.  If either party  discovers that
         THE COMPANY has failed to cede  reinsurance as provided in this  Agreement,  or failed to comply with reporting  requirements,
         THE  REINSURER  may require THE COMPANY to audit its  records for similar  errors and to take the actions  necessary  to avoid similar errors in the future.

24.      INSOLVENCY

         For the purpose of this  Agreement,  THE COMPANY or THE REINSURER  shall be deemed  "insolvent"  if it does one or more of the following occurs:

a.       A  court-appointed  receiver,  trustee,  custodian,  conservator,  liquidator,  government  official or similar  officer takes possession of the property or assets of either THE COMPANY or THE REINSURER; or

b.       Either THE COMPANY or THE  REINSURER is placed in  receivership,  rehabilitation,  liquidation,  conservation,  bankruptcy  or similar status pursuant to the laws of any state or of the United States; or

c.       Either THE COMPANY or THE REINSURER  becomes  subject to an order to  rehabilitate  or an order to liquidate as defined by the insurance code of the jurisdiction of the domicile of THE COMPANY or THE REINSURER, as the case may be.

         In the event of the insolvency of THE COMPANY, all claims payable under this Agreement shall be payable by THE REINSURER directly to THE COMPANY or to its liquidator, receiver, or statutory successor on the basis of the liability of THE COMPANY under the contract or contracts reinsured without diminution because of the insolvency of THE COMPANY.  It is understood, however, that in the event of the insolvency of THE COMPANY, the liquidator or receiver or statutory successor of the insolvent Company shall give written notice of the pendency of a claim against THE COMPANY on the policy reinsured within a reasonable time after such claim is filed in the insolvency proceeding, and during the pendency of such claim THE REINSURER may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to THE COMPANY or is liquidator or receiver or statutory successor.  The expense thus incurred by THE REINSURER shall be chargeable, subject to court approval, against THE COMPANY in the same proportion as would have been in effect had the claim been adjudicated in accordance with the provisions set forth in the
         "Claim Expense" provision of the treaty.

         In the event  THE  REINSURER  is  deemed  insolvent,  THE  REINSURER  will be bound by any  legal  directions  imposed  by its liquidator,  conservator,  or statutory  successor.  However,  and if not in conflict with such legal directions,  THE COMPANY shall have the right to cancel this  Agreement  with respect to  occurrences  taking place on or after the date THE  REINSURER first  evidences  insolvency.  Such  right to cancel  shall be  exercised  by  providing  THE  REINSURER  (or its  liquidator, conservator,  receiver or statutory  successor) with a written notice of THE COMPANY's intent to recapture ceded business.  If
         THE COMPANY  exercises  such right to cancel and recapture  ceded  business,  such election  shall be in lieu of any premature recapture  fee. Upon such  election,  THE COMPANY would still be liable for any unpaid  premium and  responsible to report the pendency of any claim with an effective  date prior to the date of  recapture.  THE  REINSURER,  its  liquidator,  receiver or statutory  successor  shall be liable for all claims incurred prior to the date of recapture.  THE REINSURER,  its liquidator, receiver or statutory  successor will also pay THE COMPANY the unearned  reinsurance premium within 30 days following the date of recapture.

         If at any point in the future during the term of this  Agreement,  THE REINSURER is deemed  insolvent,  THE COMPANY's right of recapture in Section 21 of this Agreement will be triggered  unless THE REINSURER  elects to, and does,  provide,  on a timely basis,  security in the form of Assets in Trust for the benefit of THE COMPANY.  If THE REINSURER  elects to furnish  security in the form of Assets in Trust to avoid THE COMPANY's right of recapture  under Section 21 of this  Agreement,  the trust must meet the requirements set forth in Sections 16 of Schedule A attached hereto.

25.      ARBITRATION

a.       GENERAL.  All  disputes and  differences  under this  Agreement  that cannot be amicably  agreed upon by the parties  shall be decided by  arbitration.  The  arbitrators  will have the authority to interpret  this  Agreement  and, in doing so, will consider the customs and practices of the life insurance and life  reinsurance  industry.  The arbitrators  will consider this Agreement as an honorable  engagement rather than merely a legal  obligation,  and they are relieved of all judicial formalities  and may abstain from following the strict rules of law. The  arbitration  shall take place within the United
              States.

b.       NOTICE.  To initiate  arbitration,  one of the parties  will notify the other,  in writing,  of its desire to  arbitrate.  The notice  will  state the  nature of the  dispute  and the  desired  remedies.  The party to which the  notice is sent will respond to the  notification in writing within 10 days of receipt of the notice.  At that time, the responding party will state any additional dispute it may have regarding the subject of arbitration.

c.       PROCEDURE.  Arbitration will be heard before a panel of three  disinterested  arbitrators.  The arbitrators will be current or former executive officers or employees of life insurance or reinsurance  companies;  however, these companies will not be either  party or any of  their  reinsurers  or  affiliates.  Each  party  will  appoint  one  arbitrator.  Notice  of the appointment of these  arbitrators will be given by each party to the other party within 30 days of the date of mailing of the  notification  initiating the  arbitration.  These two arbitrators  will, as soon as possible,  but no longer than 45 days after the date of the mailing of the notification initiating the arbitration, then select the third arbitrator.

              Should either party fail to appoint an arbitrator  within 30 business days after the other party has given written notice of its  arbitrator  appointment,  the party that has given notice of its  arbitrator  appointment  may appoint the second arbitrator.  Should the two initial  arbitrators be unable to agree on the choice of a third arbitrator,  each arbitrator will nominate three candidates,  two of whom the other will decline, and the decision will be made by drawing lots on the final  selection.  If this candidate  declines to serve,  then the candidate last eliminated will be approached to serve.
              This process  will be repeated  until a candidate  has agreed to serve as the third  arbitrator.  Once chosen,  the three arbitrators  will have the authority to decide all substantive and procedural  issues by a majority vote. The arbitration hearing will be held on the date fixed by the  arbitrators  at a location  agreed upon by the  parties.  In no event will this date be later than 6 months after the  appointment of the third  arbitrator.  The  arbitrators  will issue a written decision from which there will be no appeal.  Either party may reduce this  decision to a judgment  before any court that has jurisdiction of the subject of the arbitration.

d.       COSTS.  Each party will pay the fees of its own  attorneys,  the  arbitrator  appointed by that party,  and all other expenses connected with the presentation of its own case.  The two parties will share equally the cost of the third arbitrator.

26.      GOOD FAITH

         Each party agrees that all matters with respect to this Agreement require its utmost good faith.

27.      REPRESENTATIONS AND WARRANTIES

         THE COMPANY  represents and warrants to THE REINSURER that it is solvent in all  jurisdictions in which it does business or is licensed.  THE  REINSURER  represents  and  warrants to THE COMPANY  that it is solvent on a statutory  basis in all states in which it does  business or is  licensed.  Each party  agrees to promptly  notify the other if it is  subsequently  financially impaired.  Each party  affirms  that it has and will  continue to disclose  all matters  material to this  Agreement  and each cession.  Examples of such matters are a material  change in  underwriting  or issue  practices or philosophy,  or a change in each party's ownership or control.

         THE COMPANY represents and warrants the following:

a.       It is a corporation duly organized, existing and in good standing under the laws of Arizona.
b.       It is  empowered  under  applicable  laws and by its charter and bylaws to enter into and perform the duties  contemplated  in this Agreement.
c.       It has taken all requisite  corporate  proceedings to authorize it to enter into and perform the duties  contemplated  in this
              Agreement.
d.       It has obtained any and all regulatory approvals as may be required for THE COMPANY to cede the Policies covered hereunder.
e.       It will take no unauthorized  action that would encourage the policyholders  whose policies are reinsured under this Agreement to surrender,  reduce or otherwise  terminate their existing coverages either through direct or indirect acts,  including but not limited to, a plan of internal replacement, without the consent of THE REINSURER.
f.       THE COMPANY  acknowledges  that THE  REINSURER is entering  into this  Agreement in reliance  upon these  representations  and warranties of THE COMPANY.

         THE REINSURER represents and warrants the following:

a.       It is a corporation duly organized, existing and in good standing under the laws of Delaware.
b.       It is  empowered  under  applicable  laws and by its charter and bylaws to enter into and perform the duties  contemplated  in this Agreement.
c.       It has taken all requisite  corporate  proceedings to authorize it to enter into and perform the duties  contemplated  in this
              Agreement.
d.       It has obtained any and all  regulatory  approvals as may be required  for THE  REINSURER to provide the  reinsurance  covered hereunder.
e.       As part of THE COMPANY's due diligence  process,  THE REINSURER has provided a completed copy of the Reinsurance  Carrier Fact
              Sheet,  a copy of which is  attached  in  Schedule  G. Each and every  year,  upon  request by THE  COMPANY and after THE
              REINSURER has completed the Annual  Statement,  THE REINSURER  will update the  information  included in The  Reinsurance
              Carrier Fact Sheet.  In addition,  from time to time, THE REINSURER will update the  information  included in the Carrier
              Fact Sheet as  requested by THE  COMPANY.  The  information  included in the  Reinsurance  Carrier Fact Sheet is true and accurate as of the date shown on the Fact Sheet.
f.       THE  REINSURER  acknowledges  that THE COMPANY is entering  into this  Agreement in reliance  upon these  representations  and warranties of THE  REINSURER,  and THE REINSURER  agrees that THE COMPANY's  right of recapture  under Section 21 of this
              Agreement will be triggered if, at any point in the future during the term of this Agreement,  these  representations and warranties are no longer true and correct.

28.                CONFIDENTIALITY

         THE REINSURER and THE COMPANY agrees to regard and preserve as  confidential  all information and material which is related to the reinsured  business  and/or  customers that may be obtained by either party from any source as a result of this Agreement.
         Neither  party will,  without  first  obtaining the other  party's  prior  written  consent  disclose to any person,  firm or enterprise,  or use for its own  benefit or for the  benefit  of any third  party any  Confidential  Information  or  Customer
         Information.  "Confidential  Information" includes,  but is not limited to any and all financial data,  statistics,  programs, research,  developments,  information  relating to insurance  and financial  products,  planned or existing  computer  systems architecture  and software,  data, and  information of either party as well as third party  confidential  information to which
         THE COMPANY has access.  "Customer  Information"  includes  all  information  provided by or at the  direction  of THE COMPANY about a customer of THE COMPANY or affiliate of THE COMPANY,  including but not limited to name,  address,  telephone  number, email address, account or policy information, and any list or grouping of customers.

         Notwithstanding  the foregoing,  the  provisions of Section 28 shall not apply with respect to disclosing of the Product,  the
         Specifications  and/or  Confidential  Information  which is already known to the other party or is or becomes  publicly  known through no wrongful act of either party; or is received from a third party without  similar  restriction and without breach of this Agreement;  or is  independently  developed by either party; or is approved for release by written  authorization  of the other  party;  or is placed in or  becomes  part of the  public  domain  pursuant  to or by reason of  operation  of law.  The foregoing  exceptions  do not apply to the  disclosure  of - Customer  Information,  which may not be  disclosed  without  THE
         COMPANY's prior written consent except as noted in the paragraph preceding this one.

         The  provisions  of this  Section 28  regarding -  Confidential  Information  shall  survive the  termination  of the parties'
         obligations  under this Agreement for a period of two years, and the provisions of this Section 28 regarding  Company Customer
         Information shall survive the termination of the parties' obligations under this Agreement for a period of five years.

         Each party certifies that it has implemented and will maintain a reasonable  information  security program to protect Customer
         Information. The information security program shall seek to reasonably:

              (a) to protect the security and confidentiality of Customer Information;
              (b) to protect  against any  anticipated  threats or hazards to the security or integrity of such  Customer  Information;
                  and
(c)      to protect  against  unauthorized  access to or use of Customer  Information  which could  result in  substantial  harm to THE
                  COMPANY or its affiliates, or to customers of any of them.
         In the event that THE REINSURER is in material breach of any provisions of this  paragraph,  it shall  immediately  advise THE
         COMPANY and take steps to remedy such breach.

         Except as required by law, THE REINSURER will not disclose  Information  to third parties  without the consent of THE COMPANY;
         however,  THE COMPANY  agrees that THE  REINSURER  may, in the normal  course of its business,  share  Information  with other
         insurance   and   reinsurance   companies   ("Retrocessionaires")   to  the  extent   necessary  to  retrocede   risk  to  the
         Retrocessionaires,  so long as the  Retrocessionaires  have agreed to maintain the confidentiality of the Information on terms substantially similar to this Agreement.

         In the event THE REINSURER is required by court order or other legislative,  judicial,  or administrative  process to disclose
         Information,  THE  REINSURER  agrees to provide THE COMPANY  with prompt  notice of the order or process so THE COMPANY has an opportunity to obtain a protective order or other relief.

29.      MEDICAL INFORMATION BUREAU

         THE  REINSURER is required to strictly  adhere to the Medical  Information  Bureau Rules,  and THE COMPANY  agrees to abide by these Rules,  as amended from time to time. THE COMPANY will not submit a preliminary  notice,  application  for  reinsurance, or  reinsurance  cession to THE REINSURER  unless THE COMPANY has a signed,  currently  required  Medical  Information  Bureau authorization.

30.      GOVERNING LAW

         This Agreement shall be governed by the laws of Arizona without giving effect to the principles of conflicts of laws thereof.

31.      ASSIGNMENT

         This Agreement is not assignable by either party except by the express written consent of the other.

32.      ACCESS TO  RECORDS

         THE REINSURER and THE COMPANY, or their duly authorized representatives, will have the right to inspect original papers, records, and all documents relating to the business reinsured under this Agreement including underwriting, claims processing, and administration.  Such access will be provided during regular business hours at the office of the inspected party.  THE COMPANY will be obligated to provide access to all of THE COMPANY's original papers, records and documents relating to the business reinsured under this Agreement and will take all necessary measures to ensure that it can fulfill this requirement.

33.      SEVERABILITY

         If any  provision of this  Agreement is  determined  to be invalid or  unenforceable,  such  determination  will not impair or affect the validity or the enforceability of the remaining provisions of this Agreement.

34.      FACILITY OF REINSURANCE

         THE COMPANY and THE REINSURER hereby  acknowledge and agree that the Modco Agreement with M Life Insurance  Company  described in the Preamble that covers the same policies  covered under this YRT Agreement  will be  subordinate  to this YRT  Agreement.
         The parties to the Modco  Agreement  agree to make all payments  under the Modco  Agreement,  regardless of whether to or from
         THE COMPANY, net of all payments under this YRT Agreement, regardless of whether to or from THE COMPANY.

35.      REINSURANCE ADMINISTRATION

         THE COMPANY  shall  perform all duties with  respect to the  administration  of the  reinsurance  under this  Agreement on the portion of the policies reinsured under this Agreement.

36.      NONWAIVER

         No  forbearance  on the part of either  party to insist  upon  compliance  by the  other  party  with any of the terms of this
         Agreement shall be construed as, or constitute a waiver of, any of the terms of this Agreement.

37.      COUNTERPARTS

         This Agreement may be executed  simultaneously in any number of counterparts,  each of which shall be deemed an original,  but all of which shall constitute one and the same instrument.

38.      FINANCIAL REPORTS

         Upon request,  each party shall furnish to the other its respective NAIC  Convention  Blank  Statements,  as required by their respective state laws, within fifteen days after such request.

39.      OFFSET

         Any debts or credits,  in favor of or against  either THE  REINSURER or THE COMPANY with respect to this  Agreement are deemed mutual debts or credits and may be offset and only the balance will be allowed or paid.

         The right of offset will not be affected or diminished because of the insolvency of either party.

40.      SURVIVAL

         Sections 23, 27 and 28 of this Agreement shall survive the recapture, termination or expiration of this Agreement.

41.      SERVICE OF SUIT

         Each party's agent for service of process is authorized  and directed to accept  service of process on behalf of such party in any such suit and/or,  upon the request of the other  party,  to give a written  undertaking  to that party that the agent for service  of  process  will  enter a  general  appearance  on  behalf of that  party in the  event  that  such a suit  shall be instituted.  THE REINSURER  hereby  designates the  Superintendent,  Commissioner or Director of Insurance or his successor or successors in office,  for the State of Arizona,  as its true and lawful  attorney upon whom may be served any lawful  process in any action,  suit or  proceeding  instituted  by or on behalf of THE  COMPANY  arising  out of this  Agreement,  and hereby designates  the agent for  service of process as the firm to whom said  officer is  authorized  to mail such  processor a true copy thereof.

42.      NOTICES

         All notices and other  communications  under this Agreement will be effective when received and sufficient if given in writing and delivered by confirmed  facsimile  transmission,  by certified or registered mail, or by an overnight  delivery service of general  commercial  use (such as UPS,  Federal  Express or  Airborne),  addressed to the  attention of the  applicable  party described as follows or any successor thereof:

a.       NOTICES SENT TO THE COMPANY

              Nicholas Simonelli
              Pruco Life Insurance Company
              213 Washington Street
              Newark, New Jersey 07102-2992

b.       NOTICES SENT TO THE REINSURER

              General Counsel
              Scottish Re (U.S.) Inc.
              13840 Ballantyne Corporate Place
              Charlotte, North Carolina 28277

   In witness of the above,  THE COMPANY and THE REINSURER have by their respective  officers  executed and delivered this Agreement in duplicate on the dates indicated below, with an effective date of December 15, 2003.

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PRUCO LIFE INSURANCE COMPANY                                SCOTTISH RE (U.S.) INC.
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By:________________________________                         By:______________________________
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Title:_______________________________                       Title:_____________________________
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Date:_______________________________                        Date:_____________________________
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By:________________________________                         By:______________________________
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Title:_______________________________                       Title:_____________________________
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Date:_______________________________                        Date:_____________________________
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